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                                                                     EXHIBIT 1.1


                                5,500,000 SHARES

                       UNIVERSAL TECHNICAL INSTITUTE, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                  April   , 2004

CREDIT SUISSE FIRST BOSTON LLC,
  As Representative of the Several Underwriters,
    Eleven Madison Avenue,
      New York, N.Y.10010-3629

Dear Sirs:

         1. Introductory. The stockholders listed in Schedule A hereto (each, a "SELLING STOCKHOLDER" and collectively, the "SELLING STOCKHOLDERS") propose severally to sell an aggregate of 5,500,000 outstanding shares ("FIRM SECURITIES") of the common stock, par value $0.0001 per share ("SECURITIES") of Universal Technical Institute, Inc., a Delaware corporation ("COMPANY"), and certain of the Selling Stockholders (each, an "OPTIONAL SELLING STOCKHOLDER" and collectively, the "OPTIONAL SELLING STOCKHOLDERS") also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 825,000 additional outstanding shares ("OPTIONAL SECURITIES") of the Company's Securities, in each case as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Selling Stockholders hereby agree with the Company and with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

         2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters and the Selling Stockholders that:

                  (i) A registration statement (No. 333-114185) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this


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         Agreement, the additional registration statement means (A) if the
         Company has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will


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         omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

                  (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The jurisdictions listed on Schedule C hereto are the only jurisdictions in which the Company maintains an office or leases property.

                  (iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; the jurisdictions listed on Schedule C hereto are the only jurisdictions in which the Company's subsidiaries maintain an office or lease property; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except liens and encumbrances, if any, described in the Prospectus.

                  (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities, except such as have been satisfied or waived prior to the date hereof.

                  (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been satisfied or waived prior to the date hereof.

                  (viii) The Securities have been approved for listing on the New York Stock Exchange.

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                  (ix) Except as disclosed in the Prospectus, no consent,
         approval, authorization, or order of, or filing with, any governmental agency or body, any accrediting agency or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

                  (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation, standard or order of any governmental agency or body, any accrediting agency or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary.

                  (xi) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and title to all material personal property and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (xiii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies or accrediting agencies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

                  (xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation,


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         contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (xvii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (xviii) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in each Registration Statement present fairly the information required to be stated therein.

                  (xix) Each of the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Securities Exchange Act of 1934 (the "EXCHANGE ACT")) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

                  (xx) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (xxi) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company" as defined in the Investment Company Act of 1940.

         (b) Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

                  (i) Such Selling Stockholder has, and on each Closing Date hereinafter mentioned will have, valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement


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         and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date, subject to any interests created by the several Underwriters.

                  (ii) Such Selling Stockholder has, and on each Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into the Custody Agreement (the "CUSTODY AGREEMENT") signed by such Selling Stockholder and the Custodian (as defined below) relating to the deposit of the Offered Securities to be sold by such Selling Stockholder and the Power of Attorney ("POWER OF ATTORNEY") appointing each of Robert D. Hartman, Jennifer L. Haslip and Chad A. Freed as such Selling Stockholder's attorney-in-fact to the extent set forth therein and relating to the transactions contemplated hereby; and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder in the manner provided herein and therein.

                  (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

                  (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (v) The Power of Attorney and related Custody Agreement with respect to such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (vi) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any rule or regulation governing transactions of this type or any order applicable to such Selling Stockholder of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, (2) any material agreement or material instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (3) the charter or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the trust agreement of such Selling Stockholder if such Selling Stockholder is a trust or any other constituent documents of such Selling Stockholder.

                  (vii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations did not include, or will not include, any untrue statement of a


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         material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding any inference to the contrary, the two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

                  (viii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (ix) At any time during the period during which a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, if there is any change in the information referred to in Section 2(b)(vii) with respect to a Selling Stockholder, such Selling Stockholder will immediately notify the Representative of such change.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $ per share, that number of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston LLC ("CSFB") in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

         Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with HSBC Bank USA, as custodian ("CUSTODIAN"). Each Selling Stockholder agrees, severally and not jointly, that the shares represented by the certificates held in custody for such Selling Stockholder under such Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

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         The Custodian will deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Custodian for the accounts of the Selling Stockholders, at the office of Cravath, Swaine & Moore LLP, at 10:00 A.M., New York time, on April , 2004, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFB given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption "NUMBER OF OPTIONAL SECURITIES TO BE SOLD" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company and the Selling Stockholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Custodian, for the accounts of the Selling Stockholders, for such Optional Securities at the above office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

                  (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of
         (A) the second business day
         following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

                  The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

                  (b) The Company will advise CSFB and each Selling Stockholder promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFB's consent; and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB and each Selling Stockholder of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Company will furnish to the Representative and each Selling Stockholder copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will use its best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify to do business in any jurisdiction in which it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

                  (g) For a period of 90 days after the date of the Prospectus (the "LOCK-UP PERIOD"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB, except (i) issuances of Securities pursuant to the exercise of warrants or options, in each case outstanding on the date hereof, or (ii) grants of employee stock options or purchases by employees pursuant to the terms of a plan in effect on the date hereof and described in the Prospectus.

                  (h) The Company and each Selling Stockholder agree, severally and not jointly, with the several Underwriters that the Company and such Selling Stockholder will pay, severally and not jointly, all expenses incident to the performance of the obligations of the Company and the respective Selling Stockholders, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, half the cost of any aircraft chartered in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (the "AIRCRAFT") (it being agreed that the Underwriters shall bear the reasonable cost of any hotel, meal or other travel expenses (except the cost of chartering the Aircraft, of which the Underwriters will pay half) of the Company's officers and employees and any other necessary and reasonable expenses of the Company in connection with attending or hosting such meetings), for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Such expenses shall be allocated as follows:

                  (i) the Company shall pay (A) all fees and expenses of counsel representing the Company in connection with the performance of its obligations under this Agreement, including, without limitation, Bryan Cave LLP and Dow, Lohnes & Albertson, PLLC;
                  (B) all fees and expenses of the Company's independent accountants incurred in connection with the performance of the Company's obligations under this Agreement; (C) twenty-five percent (25%) of the cost of chartering the Aircraft; and (D) fifty percent (50%) of all other fees related to the registration and offering of the Offered Securities, including, but not limited to, filing fees payable to the Commission, state securities commissions, the National Association of Securities Dealers, Inc., The New York Stock Exchange or similar agencies outside the United States, printing and distribution costs, fees payable to the Custodian under the Custody Agreements, and transfer agent fees and charges; and

                  (ii) each Selling Stockholder shall pay, severally and not jointly, (A) all fees and expenses of counsel representing such Selling Stockholder in connection with the performance of such Selling Stockholder's obligations under this Agreement and all underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities sold by such Selling Stockholder under this Agreement, and any transfer taxes payable with respect to the Offered Securities sold by such Selling Stockholder to the Underwriters; and (B) such Selling Stockholder's pro rata portion (determined by dividing (I) the total number of Offered Securities sold by such Selling Stockholder to the

                  Underwriters under this Agreement by (II) the total number of Offered Securities sold to the Underwriters under this Agreement) of the following: (x) twenty-five percent (25%) of the cost of chartering the Aircraft; and (y) fifty percent (50%) of all other fees related to the registration and offering of the Offered Securities, including, but not limited to, filing fees payable to the Commission, state securities commissions, the National Association of Securities Dealers, Inc., The New York Stock Exchange or similar agencies outside the United States, printing and distribution costs, fees payable to the Custodian under the Custody Agreements, and transfer agent fees and charges.

                  (i) Each Selling Stockholder, other than Worldwide Training Group, LLC ("WORLDWIDE"), agrees, for the Lock-up Period, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB, provided, however, that this subsection shall not apply to (i) the exercise of options granted to such Selling Stockholder or (ii) any Securities acquired by such Selling Stockholder in the open market. Each Selling Stockholder further agrees that (x) without the prior written consent of CSFB, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities and (y) any Securities received upon the exercise of options will be subject to the restrictions contained in this subsection. Notwithstanding the foregoing, a transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this subsection.

                  (j) Worldwide agrees, for the Lock-up Period, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB, provided, however, that this subsection shall not apply to (i) the exercise of options granted to such Selling Stockholder or (ii) any Securities acquired by such Selling Stockholder in the open market. Worldwide further agrees that (x) without the prior written consent of CSFB, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities and
         (y) any Securities received upon the exercise of options will be subject to the restrictions contained in this subsection. Notwithstanding the foregoing, Worldwide may transfer any Securities held by it (i) to any of its members or any shareholder, partner or member of its members, (ii) to any affiliate of Worldwide or any member, (iii) as a bona fide gift or gifts, (iv) to any trust, (v) to any entity directly or indirectly controlled by or under common control with Worldwide or any member and (vi) to any Immediate Family Member (as defined below) of any member of Worldwide or any member of any such member, provided that, in each case, such transferee agrees to be bound in writing by the terms of this subsection. For the purpose of the preceding sentence, "IMMEDIATE FAMILY MEMBER" means any relationship by blood, marriage or adoption, not more remote than first cousin.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

                  (a) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (C) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

         except in all cases set forth in clause above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representative, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representative shall have received an opinion, dated such Closing Date, of Bryan Cave LLP, counsel for the Company, to the effect that:

                           (i) The Company is a corporation validly existing and
                  in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in the jurisdictions set forth in Schedule C hereto;

                           (ii) Each subsidiary of the Company is a corporation
                  validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and, based solely on recently dated good standing certificates from the secretaries of state of the applicable jurisdictions, each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions set forth in Schedule C hereto; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free, to our knowledge, from liens and encumbrances, except liens and encumbrances disclosed in the Prospectus;

                           (iii) The Offered Securities and all other
                  outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, except as disclosed in the Prospectus, the stockholders of the Company have no preemptive rights with respect to the Securities except such as have been satisfied or waived prior to the date hereof;

                           (iv) Except as disclosed in the Prospectus, there are
                  no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been satisfied or waived prior to the date hereof;

                           (v) Except as disclosed in the Prospectus, no
                  consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or, to the knowledge of such counsel, any Selling Stockholder for the consummation of the transactions contemplated by this Agreement or the Custody Agreement in connection with the issuance or sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                           (vi) The execution, delivery and performance of this
                  Agreement or the Custody Agreement and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument listed on a schedule to be attached to the opinion of Bryan Cave LLP contemplated herein, or the charter or by-laws of the Company or any such subsidiary;

                           (vii) The Registration Statement is effective under
                  the Act, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, based upon an oral acknowledgement by the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions in the Registration Statements and Prospectus (other than those set forth under the headings "Risk Factors - Risks Related to Our Industry" and "Regulatory Environment") of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly summarize in all material respects the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed (or incorporated by reference) as exhibits to a Registration Statement which are not described and filed (or incorporated by reference) as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus;

                           (viii) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (ix) Except as disclosed in the Prospectus, there are
                  no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the knowledge of such counsel, no such actions, suits or proceedings are threatened or contemplated; and

                           (x) To the knowledge of such counsel, the Company and
                  its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably likely be expected to have a Material Adverse Effect.

         In addition to the matter set forth above, such opinion shall also include a statement to the effect that, during the preparation of the Registration Statement and the Prospectus, such counsel has participated in conference with officers and other representatives of the Company, representatives of the independent accountants for the Company and representatives of the underwriters, at which conferences the contents of the Prospectus, the Registration Statement and related matters were discussed, reviewed and revised. Based upon such participation but without independent review or verification, and without assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, nothing has come to such counsel's attention which causes them to believe that, at the time the Registration Statement became effective, the Registration Statement or the Prospectus (except as to financial statements and related notes, financial and accounting data and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (and with respect to the Prospectus, in light of the circumstances under which they were made), not misleading, or at the Closing Date the Registration Statement or Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (and with respect to the Prospectus, in light of the circumstances under which they were made), not misleading.

                  (e) The Representative shall have received an opinion, dated such Closing Date, of Dow, Lohnes & Albertson, PLLC, special regulatory counsel for the Company, to the effect that:

                           (i) The statements contained in the Prospectus under
                  the headings "Risk Factors - Risks Related to Our Industry" and "Regulatory Environment," insofar as they constitute a summary of legal matters, documents or proceedings with respect to the operation of postsecondary educational institutions and the offering of programs of postsecondary education under Title IV of the Higher Education Act of 1965, as amended ("HEA"), the statutes of the states in which the Company's schools are located governing the authorization to operate postsecondary educational institutions, or the standards of accreditation of any accrediting agency that presently accredits any of the Company's schools, are accurate in all material respects;

                           (ii) To the knowledge of such counsel, the execution,
                  delivery and performance of this Agreement by the Company will not result in a breach or violation of (A) Title IV of the HEA, (B) any regulation of the U.S. Department of Education promulgated under Title IV of the HEA, (C) the statutes of the states in which the Company's schools are located governing the authorization to operate postsecondary educational institutions, or (D) the standards of accreditation of any accrediting agency that presently accredits any of the Company's schools, except for any such breaches or violations that, individually or in the aggregate, do not have, and would not be reasonably likely to have, a Material Adverse Effect;

                           (iii) To the knowledge of such counsel, except as
                  disclosed in the Prospectus, the Company and its subsidiaries have all necessary authorizations, approvals, accreditations and certifications (collectively, "LICENSES") required for the Company and such subsidiaries to participate in the federal aid programs under Title IV of the HEA as described in the Registration Statement and the Prospectus, except for any failures to possess any such Licenses that, individually or in the aggregate, do not have, and are not reasonably likely to have, a Material Adverse Effect; and

                           (iv) Except as disclosed in the Prospectus, no
                  consent, approval, authorization, order, registration or qualification of, or filing with, the U.S. Department of Education under Title IV of the HEA, any state agency in any state in which the Company's schools are located under any state statute governing the authorization to operate postsecondary educational institutions, or any accrediting agency that presently accredits any of the Company's schools is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the sale of the Securities.

                  (f) The Representative shall have received an opinion, dated such Closing Date, from each of (i) (A) Covington & Burling, outside counsel for the Selling Stockholders that are the distributees of Charlesbank Voting Trust (the "CHARLESBANK ENTITIES"), (B) Walkers, Cayman Island counsel for CB Offshore Equity Fund V, L.P., a Charlesbank Entity, or (C) in-house counsel for the Charlesbank Entities, such that each Charlesbank Entity is covered substantially by the opinions set forth in Exhibit A attached hereto, (ii) Mayer, Brown, Rowe & Maw LLP, counsel for

         Selling Stockholder JZ Equity Partners plc and the Selling Stockholders that are the distributees of UTI/TJC Voting Trust, substantially in the form of Exhibit B attached hereto, (iii) in-house counsel for Selling Stockholder Worldwide Training Group, LLC, substantially in the form of Exhibit C attached hereto and (iv) Bryan Cave LLP, counsel for the remaining Selling Shareholders, substantially in the form of Exhibit D attached hereto.

                  (g) The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Representative shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

                  (i) The Representative shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (j) No Underwriter shall have notice of an adverse claim to the Offered Securities within the meaning of Section 8-105 of the New York Uniform Commercial Code.

                  (k) On or prior to the date of this Agreement, the Representative shall have received lock-up letters from each of the executive officers and directors of the Company.

                  (l) The Custodian will deliver to CSFB a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Stockholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each (i) Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required by law to be delivered by such Underwriter in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter and (ii) Selling Stockholder, its partners, members, directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable to any Selling Stockholder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein.

         (b) The Selling Stockholders severally, and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, further, however, that each Selling Stockholder shall only be subject to such liability under this subsection (b) to the extent that the untrue statement or alleged untrue statement or omission or alleged omission from any of such documents is based upon and in conformity with written information provided by such Selling Stockholder specifically for use therein or contained in a representation or warranty given by such Selling Stockholder in this Agreement or the Custody Agreement; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter; provided, further, however, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

         (c) Each Underwriter will severally, and not jointly, indemnify and hold harmless the Company, the directors and officers of the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act, each Selling Stockholder, the directors and officers of each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which such persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the sixth paragraph under the caption "Underwriting."

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection (e) of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of the Firm and Optional Securities sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders' obligations in this subsection (e) to contribute are several in proportion to their respective aggregate gross proceeds received after underwriting commissions and discounts, but before expenses, from the sale of the Firm and Optional Securities sold by the Selling Stockholders hereunder and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and each Selling Stockholder shall remain responsible, severally and not jointly, for the expenses to be paid or reimbursed by such party pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company and Selling Stockholders will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representative at Eleven Madison Avenue, New York, N.Y. 10010-3629,
Attention: Transactions Advisory Group (fax: 212-325-4296), or, if sent to the Company or any of the Selling Stockholders, will be mailed, delivered or faxed and confirmed to Universal Technical Institute, Inc., Attention: Robert D. Hartman (fax: 623-445-9501); provided, however, that any notice to an Underwriter or Selling Stockholder pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter or Selling Stockholder.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters. Each of Robert D. Hartman, Jennifer L. Haslip and Chad A. Freed will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Robert D. Hartman, Jennifer L. Haslip and Chad A. Freed, or any of them, will be binding upon all the Selling Stockholders.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                  Very truly yours,


                                  UNIVERSAL TECHNICAL INSTITUTE, INC.


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  WORLDWIDE TRAINING GROUP, LLC


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  JZ EQUITY PARTNERS PLC


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  CHARLESBANK EQUITY FUND V, LIMITED PARTNERSHIP


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  CB OFFSHORE EQUITY FUND V, L.P.


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:

                                  CHARLESBANK EQUITY COINVESTMENT FUND V,
                                  LIMITED PARTNERSHIP


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  CHARLESBANK COINVESTMENT PARTNERS, LIMITED
                                  PARTNERSHIP


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  COYOTE TRAINING GROUP, LLC


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  LEUCADIA INVESTORS, INC.


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  JOHN W. JORDAN, II REVOCABLE TRUST


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  THE LOWDEN FAMILY TRUST


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  JAMES E. JORDAN, JR. PROFIT SHARING PLAN


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:

                                        ----------------------------------------
                                        Name: Joseph Cutler


                                        ----------------------------------------
                                        Name: Jeffrey L. Muecke


                                        ----------------------------------------
                                        Name: Thomas J. Nelmark


                                        ----------------------------------------
                                        Name: Dennis L. Hendrix


                                        ----------------------------------------
                                        Name: Randall R. Smith


                                        ----------------------------------------
                                        Name: Sherrell Smith


                                        ----------------------------------------
                                        Name: Randal Whitman


                                        ----------------------------------------
                                        Name: Phillip C. Christner


                                        ----------------------------------------
                                        Name: James Gleeson


                                        ----------------------------------------
                                        Name: Sharon Gleeson


                                        ----------------------------------------
                                        Name: David W. Zalaznick


                                        ----------------------------------------
                                        Name: Jonathan F. Boucher


                                        ----------------------------------------
                                        Name: A. Richard Caputo


                                        ----------------------------------------
                                        Name: Adam E. Max


                                        ----------------------------------------
                                        Name: John R. Lowden


                                        ----------------------------------------
                                        Name: Douglas J. Zych

                                        ----------------------------------------
                                        Name: Paul Rodzevik

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

      CREDIT SUISSE FIRST BOSTON LLC



      By
        ---------------------------------
         Name:
         Title:

         Acting on behalf of itself and as the Representative of the several Underwriters.

                                   SCHEDULE A


                                                                                      NUMBER OF
                                                                  NUMBER OF            OPTIONAL
                                                                FIRM SECURITIES      SECURITIES TO
                   SELLING STOCKHOLDER                            TO BE SOLD            BE SOLD
                   -------------------                          ---------------     ---------------
Worldwide Training Group, LLC                                         1,498,874             224,831
JZ Equity Partners plc                                                  924,582             148,311
Charlesbank Equity Fund V, Limited Partnership                        1,088,611             163,292
CB Offshore Equity Fund V, L.P.                                         153,128              22,969
Charlesbank Equity Coinvestment Fund V, Limited Partnership              15,569               2,335
Charlesbank Coinvestment Partners, Limited Partnership                    1,363                 204
Coyote Training Group, LLC                                              423,600              63,540
Leucadia Investors, Inc.                                                231,146              37,078
John W. Jordan, II Revocable Trust                                      247,815              39,752
David W. Zalaznick                                                      198,252              31,801
Jonathan F. Boucher                                                     169,931              27,258
A. Richard Caputo                                                       140,000                   0
Adam E. Max                                                             126,578              20,304
The Lowden Family Trust                                                   1,972              14,333
John R. Lowden                                                           87,380                   0
Douglas J. Zych                                                          16,318               2,618
Paul Rodzevik                                                            10,879               1,745
James E. Jordan, Jr. Profit Sharing Plan                                  2,719                 436
Joseph Cutler                                                            19,674               2,951
Jeffrey L. Muecke                                                        52,174               7,826
Thomas J. Nelmark                                                         9,152               1,373
Dennis L. Hendrix                                                         4,435                 665
Randall R. Smith                                                         21,087               3,163
Sherrell Smith                                                           14,891               2,234
Randal Whitman                                                            3,478                 522
Phillip C. Christner                                                     14,783               2,217
James Gleeson                                                            17,043               2,557
Sharon Gleeson                                                            4,566                 685
                                                                ---------------     ---------------
       Total ...............................................          5,500,000             825,000
                                                                ===============     ===============

                                   SCHEDULE B

                                                       NUMBER OF
                                                    FIRM SECURITIES
                  UNDERWRITER                       TO BE PURCHASED
                  -----------                       ---------------
Credit Suisse First Boston LLC.................
Banc of America Securities LLC.................
Jefferies & Company, Inc.......................
Thomas Weisel Partners LLC.....................
SunTrust Capital Markets, Inc..................
                                                    ---------------
               Total...........................
                                                    ===============

                                   SCHEDULE C

                       UNIVERSAL TECHNICAL INSTITUTE, INC.


                                                                         STATE OF            JURISDICTION OF FOREIGN
     NAME                                            D/B/A             INCORPORATION              QUALIFICATION
     ----                                     ---------------------   ----------------   ---------------------------------
 1.  Universal Technical Institute, Inc.                                  Delaware       Arizona, Florida, Illinois,
                                                                                         Minnesota, New Jersey, New York,
                                                                                         North Carolina, Texas and in
                                                                                         Colorado under a special license.

 2.  UTI Holdings, Inc.                                                   Arizona        New York and Washington

 3.  Universal Technical Institute of                                     Arizona        North Carolina
     Arizona, Inc.

 4.  Universal Technical Institute of                                    California      North Carolina
     California, Inc.

 5.  U.T.I. of Illinois, Inc.                                             Illinois       North Carolina

 6.  Universal Technical Institute of North                               Delaware       Illinois, Mississippi, North
     Carolina, Inc.                                                                      Carolina and Louisiana under
                                                                                         special license

 7.  Universal Technical Institute of                                       Texas        Florida, Illinois and West
     Texas, Inc.                                                                         Virginia

 8.  Custom Training Group, Inc.                                         California      Arizona

 9.  The Clinton Harley Corporation           Clinton Technical           Delaware       Arizona, Florida, Illinois,
                                              Institute                                  Mississippi, New Jersey and
                                              (Motorcycle &                              Washington
                                              Marine Mechanics
                                              Institute)

10.  Universal Technical Institute of                                     Delaware       Arizona and Pennsylvania
     Pennsylvania, Inc.

                                                                       EXHIBIT A

                    FORM OF OPINION FOR CHARLESBANK ENTITIES

                  (i) The Selling Stockholder had power and authority under
                     law to enter into the Underwriting Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Offered Securities delivered by the Selling Stockholder on such Closing Date in the manner provided therein; and, assuming the several Underwriters were good faith purchasers and without notice of any adverse claim, delivery of the certificates for the Offered Securities sold by the Selling Stockholder pursuant to the Underwriting Agreement has passed title thereto to the Underwriters, free and clear of any adverse claim;

                  (ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Stockholder under law or United States federal law or the General Corporation Law of the State of Delaware for the consummation of the transactions contemplated by the Custody Agreement or the Underwriting Agreement in connection with the sale of the Offered Securities sold by the Selling Stockholder, except (a) such as have been obtained and made under the Act, (b) such as may be required under state securities or Blue Sky laws and (c) such as may be required from the United States Department of Education, any federal, state or local accrediting agency and any other entity involved in the regulation or accreditation of educational institutions;

                  (iii) The execution, delivery and performance of the Custody Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a
         default under, (1) any            or United States federal statute or
         any           or United States federal rule, regulation or order known
         to such counsel of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties, other than any statute, rule, regulation or order relating to the regulation or accreditation of educational institutions, including Title IV of the Higher Education Act of 1965, as amended, (2) any material agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or (3) the organizational documents of the Selling Stockholder;

                  (iv) The Selling Stockholder has duly authorized, executed and delivered the Underwriting Agreement, the Power of Attorney and the Custody Agreement; and

                  (v) Assuming that the Registration Statement and Prospectus do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each of the Power of Attorney and the Custody Agreement constitutes the valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

To the extent that we are passing on the validity and enforceability of the Power of Attorney and the Custody Agreement and the compliance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement with federal and state securities laws, we have necessarily assumed the accuracy, completeness and fairness of the statements made or included in the Registration Statement and Prospectus.

                                                                       EXHIBIT B

                    FORM OF MAYER, BROWN, ROWE & MAW OPINION

                  (i) To such counsel's knowledge, each Selling Stockholder had valid and unencumbered title to the Offered Securities delivered by such Selling Stockholder on such Closing Date and had full right, power and authority to enter into the Underwriting Agreement and to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date thereunder;

                  (ii) Each Selling Stockholder had, on such Closing Date, full legal right, power and authority, and all authorization and approval required by law, to enter into the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder in the manner provided therein and in the Underwriting Agreement;

                  (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or the Underwriting Agreement in connection with the sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (iv) The execution, delivery and performance of the Custody Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any rule, or regulation governing transactions of this type or any order applicable to such Selling Stockholder of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, (2) any material agreement or material instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (3) the charter or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the trust agreement of such Selling Stockholder if such Selling Stockholder is a trust or any other constituent documents of such Selling Stockholder;

                  (v) Each Selling Stockholder has duly authorized, executed and delivered the Underwriting Agreement, the Power of Attorney and the Custody Agreement; and

                  (vi) Assuming that the Registration Statement and Prospectus do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each of the Power of Attorney and the Custody Agreement constitutes the valid and binding obligation of each Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                                                       EXHIBIT C

                  FORM OF WORLDWIDE TRAINING GROUP, LLC OPINION

                  (i) The Selling Stockholder had valid and unencumbered title to the Offered Securities delivered by the Selling Stockholder on such Closing Date and had full right, power and authority to enter into the Underwriting Agreement and to sell, assign, transfer and deliver the Offered Securities delivered by the Selling Stockholder on such Closing Date thereunder; and assuming the several Underwriters were good faith purchasers and without knowledge of any adverse claim, delivery of the certificates for the Offered Securities sold by the Selling Stockholder on such Closing Date thereunder has passed title to such Offered Securities to the Underwriters, free and clear of any adverse claim;

                  (ii) The Selling Stockholder had, on such Closing Date, full legal right, power and authority, and all authorization and approval required by law, to enter into the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Offered Securities to be sold by the Selling Stockholder in the manner provided therein and in the Underwriting Agreement;

                  (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or the Underwriting Agreement in connection with the sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (iv) The execution, delivery and performance of the Custody Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any rule, or any regulation or order of any governmental agency or body governing transactions of this type or any court having jurisdiction over the Selling Stockholder or any of its properties, (2) any material agreement or material instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or (3) the charter or by-laws of any Selling Stockholder which is a corporation, the partnership agreement of any Selling Stockholder which is a partnership or any other constituent documents of any Selling Stockholder;

                  (v) The Selling Stockholder has duly authorized, executed and delivered the Underwriting Agreement, the Power of Attorney and the Custody Agreement; and

                  (vi) Assuming that the Registration Statement and Prospectus do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each of the Power of Attorney and the Custody Agreement constitutes the valid and binding obligation of each Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                                                       EXHIBIT D

                         FORM OF BRYAN CAVE LLP OPINION

                  (i) Each Selling Stockholder had valid and unencumbered title to the Offered Securities delivered by the Selling Stockholder on such Closing Date and had full right, power and authority to enter into the Underwriting Agreement and to sell, assign, transfer and deliver the Offered Securities delivered by the Selling Stockholder on such Closing Date thereunder; and assuming the several Underwriters were good faith purchasers and without knowledge of any adverse claim, delivery of the certificates for the Offered Securities sold by the Selling Stockholder on such Closing Date thereunder has passed title to such Offered Securities to the Underwriters, free and clear of any adverse claim;

                  (ii) Each Selling Stockholder had, on such Closing Date, full legal right, power and authority, and all authorization and approval required by law, to enter into the Custody Agreement to which the Selling Stockholder is a party and the Power of Attorney executed by the Selling Stockholder and to sell, assign, transfer and deliver the Offered Securities to be sold by the Selling Stockholder in the manner provided therein and in the Underwriting Agreement;

                  (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or the Underwriting Agreement in connection with the sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (iv) The execution, delivery and performance of the Custody Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties, (2) any material agreement or material instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or (3) the charter or by-laws of any Selling Stockholder which is a corporation, the partnership agreement of any Selling Stockholder which is a partnership or any other constituent documents of any Selling Stockholder;

                  (v) Each Selling Stockholder has duly authorized, executed and delivered the Underwriting Agreement, the Custody Agreement to which the Selling Stockholder is a party and the related Power of Attorney; and

                  (vi) The Power of Attorney and related Custody Agreement with respect to each Selling Stockholder constitute valid and legally binding obligations of the Selling Stockholder enforceable against the Selling Stockholder in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.